CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SSI Capital Corp. 1997 Stock Plan and in the related Prospectus, of our report, dated March 26, 1997 on the financial statements for the year ended December 31, 1996, and our report, dated October 4, 1996, of OraLabs, Inc., a wholly owned subsidiary of SSI Capital Corp., included in the amendment (filed June 30, 1997) to the Form 8-K of SSI Capital Corp., dated May 1, 1997 and filed on May 14, 1997.



                                           Very truly yours


                                           /s/  SCHUMACHER & ASSOCIATES, INC.
                                           -------------------------------------
                                           Schumacher & Associates, Inc.
                                           Certified Public Accountants
                                           12835 E. Arapahoe Road
                                           Tower II, Suite 110
                                           Englewood, Co 80112


Denver, Colorado

June 30, 1997